UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2021 (February 5, 2021)

LUCKWEL PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-187874	46-1660653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Cambridge Park Drive, Suite 301,Cambridge	MA 02140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, include area code +1 (617) 430 5222

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On February 5, 2021, our Chief Executive Officer, Mr. Kingrich Lee executed a Deed of Gift to irrevocably and unconditionally give, transfer and assign, by way of gift, without limitation or restriction, to Luckwel Pharmaceuticals, Inc. (the “Company”) all of his right, title and interest in, arising from and to the following drug programs:

Program Code	Patent No.	Filing Date	Description

LWEL-2101	63/086,205	Oct 5, 2020	Rapid Disintegrating dosage form comprising Fosamprenavir

LWEL-2102	63/134,881	Jan 7, 2021	Rapid Distrintegrating dosage form comprising Metformin Hydrochloride

LWEL-2103	62/992,693	March 20,2020	Combination Therapy for treating Covid-19

The foregoing description of the Deed of Gift does not purport to be complete and is qualified in its entirety by reference to the Deed of Gift, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Deed of Gift

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCKWEL PHARMACEUTICALS INC.

Date:	February 5, 2021		/s/ Kingrich Lee
		Name:	Kingrich Lee
		Title:	Chief Executive Officer and Chief Financial Officer